Exhibit 11

                        COMPUTATION OF PER SHARE EARNINGS


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                                   Exhibit 11
                 Statement Re: Computation of Per Share Earnings

                                                        Three Months Ended                          Twelve Months Ended
                                                            October 31,                                 October 31,
                                           -----------------------------------------------------------------------------------------
                                                    2000                  1999                  2000                  1999
                                           -----------------------------------------------------------------------------------------
(in thousands, except per share amount)
                                              Basic     Diluted     Basic    Diluted      Basic     Diluted     Basic     Diluted
                                           -----------------------------------------------------------------------------------------
Net income                                  $ 3,567     $ 3,567     $ 674     $ 674     $ 5,035     $ 5,035   $ 1,802     $ 1,802

Weighted average shares
  outstanding                                 5,954       5,954     5,951     5,951       5,952       5,952     5,980       5,980

Assumed issuances under
  stock options plans
                                                  -          62         -        50           -          67         -          81
                                           -----------------------------------------------------------------------------------------
                                              5,954       6,016      5,951    6,001       5,952      6,020      5,980       6,061


Earnings per common share                    $ 0.60      $ 0.59     $ 0.11   $ 0.11      $ 0.85     $ 0.84     $ 0.30      $ 0.30
                                           =========================================================================================
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